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                                                                     EXHIBIT 2.2

                         REGISTRATION RIGHTS AGREEMENT


     THIS AGREEMENT is entered into as of August 31, 1998, by and between WESTOWER CORPORATION, a Washington corporation ("Westower"), and TOM T. CUNNINGHAM (the "Shareholder").

     WHEREAS, on even date herewith the parties executed that certain Share Exchange Agreement (the "Share Exchange Agreement") whereby Westower is proposing to issue and sell, in exchange for all the issued and outstanding shares of the stock of Standby Services, Inc., a Texas corporation, newly issued shares of Westower's common stock (the "Westower Shares") to the Shareholder; and

     WHEREAS, Westower and the Shareholder desire to enter into this Agreement to facilitate the exchange between the Shareholder and Westower as called for in the Share Exchange Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Registration Rights Available.  Pursuant to the terms and conditions
          -----------------------------
contained herein, and in the Share Exchange Agreement, Westower agrees to provide the Shareholder or any permitted assignee of the Shareholder (collectively, the "Holder") with the following registration rights with respect to the Westower Shares and any other securities issued or issuable at any time or from time to time in respect of the Westower Shares as a result of a stock split, stock dividend, recapitalization or other similar event involving Westower (collectively, the "Registrable Securities"): (a) two demand registration rights by means of shelf registrations pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the "Securities Act") (the "Shelf Registration Rights"), and (b) the right to "piggyback" on a firm commitment underwritten offering of any securities of Westower other than the Registrable Securities (the "Piggyback Registration Rights"). The Shelf Registration Rights and the Piggyback Registration Rights are hereinafter sometimes collectively referred to as the "Registration Rights."

     2.   Shelf Registration.  With respect to the Shelf Registration Rights,
          ------------------
the parties agree as follows:

          (a) Subject to the restrictions of Paragraph 2(b) below, at any time after 180 days following the date of this Agreement, the Holder may provide written notice to Westower indicating his intention to exercise a Shelf Registration Right. Westower shall promptly and in any event within 90 days of receiving notice from the Holder, use its best efforts to file with the United States
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Securities and Exchange Commission (the "SEC") and cause to become effective a registration statement on an appropriate form relating to the offer and sale of the Registrable Securities owned by the Holder (the "Registration Statement"). Westower agrees to provide the Holder with notice of the filing of the Registration Statement and of the filing of any amendments or supplements thereto.

          (b) Westower agrees to maintain any Registration Statement with respect to a Shelf Registration Right in effect for nine months or completion of the offering, whichever is earlier.

          (c) In any offering pursuant to this paragraph that becomes effective and in which the Holder participates, Westower shall file all amendments and supplements under the Securities Act required for that purpose. In any offering pursuant to this paragraph Westower will, as soon as practicable, use its best efforts to effect such registration and use its best efforts to effect such qualification and compliance as may be so requested and as would permit or facilitate the distribution of the Registrable Securities, including, without limitation registration under the Securities Act, appropriate qualifications under applicable blue sky or other state securities laws, appropriate compliance with any other governmental requirements and listing on a national securities exchange on which the Registrable Securities are then listed or any inter-dealer quotation system upon which the Registrable Securities may be quoted.

     3.   Piggyback Registration Rights.  With respect to the Piggyback
          -----------------------------
Registration Rights, the parties agree as follows:

          (a) Subject to Paragraph 3(b), Westower will (i) promptly give to the Holder written notice of any registration relating to an Underwritten Public Offering, and (ii) include in such registration (and related qualification under blue sky laws or other compliance) such of the Holder's Registrable Securities as are specified in the Holder's written request or requests, mailed in accordance with the terms of this Agreement within 30 days after the date of such written notice from Westower.

          (b) The right of the Holder to registration pursuant to the Piggyback Registration Rights shall be conditioned upon the Holder's participation in such underwriting, and the inclusion of the Registrable Securities in the underwriting shall be limited to the extent provided herein. The Holder shall (together with Westower) enter into an underwriting agreement in customary form with the managing underwriter selected for the Underwritten Public Offering by Westower. Notwithstanding any other provision of this Agreement, if the managing underwriter determines that marketing factors require a limitation of the number of the Registrable Securities to be underwritten, the managing underwriter may limit some or all of the Registrable Securities that may be included in the registration and the Underwritten Public Offering as follows: the number of the Registrable Securities that may be included in the registration and the Underwritten Public Offering by the Holder shall be determined by multiplying the number of the shares of the Registrable Securities of all selling shareholders of Westower which the managing underwriter is willing to include in such registration and the Underwritten Public Offering times a fraction, the numerator of which is the

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number of the Registrable Securities requested to be included in such registration and the Underwritten Public Offering by the Holder, and the denominator of which is the total number of the Registrable Securities which all selling shareholders of Westower have requested to be included in such registration and the Underwritten Public Offering. To facilitate the allocation of shares in accordance with the above provisions, Westower may round the number of shares allocable to any such person to the nearest 100 shares. If the Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to Westower and the managing underwriter, delivered not less than seven days before the effective date of the Underwritten Public Offering. Any of the Registrable Securities excluded or withdrawn from the Underwritten Public Offering shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 60 days after the effective date of the Registration Statement relating thereto, or such other shorter period of time as the underwriters may require.

     4.   Registration Procedure.  With respect to each of the Registration
          ----------------------
Rights, the following provisions shall apply:

          (a) The Holder shall be obligated to furnish to Westower and the underwriters (if any) such information regarding the Registrable Securities and the proposed manner of distribution of the Registrable Securities as Westower and the underwriters (if any) may request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein and shall otherwise cooperate with Westower and the underwriters (if any) in connection with such registration, qualification or compliance.

          (b) With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of any Restricted Securities (as defined in Rule 144 promulgated under the Securities Act) to the public without registration, Westower agrees to use its best lawful efforts to:

               (i) Make and keep public information available, as those terms are understood and defined in Rule 144 at all times during which Westower is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

               (ii) File with the SEC in a timely manner all reports and other documents required of Westower under the Securities Act and the Exchange Act (at all times during which Westower is subject to such reporting requirements); and

               (iii) So long as the Holder owns any Restricted Securities, to furnish to the Holder upon request a written statement to Westower as to its compliance with the reporting requirements of Rule 144 and with regard to the Securities Act and the Exchange Act (at all times during which Westower is subject to such reporting requirements), a copy of the most recent annual or quarterly report of Westower, and such other reports and documents of Westower and other information in the possession of or reasonably obtainable by Westower as the Holder may

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reasonably request in availing itself of any rule or regulation of the SEC allowing the Holder to sell any Restricted Securities without registration.

          (c) Westower agrees that it will furnish to the Holder such number of prospectuses meeting the requirements of Section 10(a)(3) of the Securities Act, offering circulars or other documents incident to any registration, qualification or compliance referred to herein as provided or, if not otherwise provided, as the Holder from time to time may reasonably request.

          (d) All expenses (except for any underwriting and selling discounts and commissions and legal fees for the Holder's attorneys) of any registrations permitted pursuant to this Agreement and of all other offerings by Westower (including, but not limited to, the expenses of any qualifications under the blue sky or other state securities laws and compliance with governmental requirements of preparing and filing any post-effective amendments required for the lawful distribution of the Registrable Securities to the public in connection with such registration, of supplying prospectuses, offering circulars or other documents) will be paid by Westower.

          (e) In connection with the preparation and filing of any Registration Statement under the Securities Act pursuant to this Agreement, Westower will give the Holder and the Holder's attorneys and accountants, the opportunity to participate in the preparation of any Registration Statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and opportunities to discuss the business of Westower with its officers and the independent public accountants who have certified its financial statements as shall be necessary to conduct a reasonable investigation within the meaning of the Securities Act.

          (f) Westower shall notify each Holder of Registrable Securities covered by a Registration Statement, during the time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     5.   Blackout Period.  At any time after the effective date of the
          ---------------
Registration Statement, if Westower gives to the Holder a notice pursuant to Paragraph 4(f) hereof and stating that Westower requires the suspension by the Holder of the distribution of any of the Registrable Securities, then the Shareholder shall cease distributing the Registrable Securities for such period of time (the "Blackout Period"), not to exceed 120 days from the time notice is sent until Westower informs the Holder that the Blackout Period has been terminated. Upon notice by Westower to the Holder of such determination, the Holder will (a) keep the fact of any such notice strictly confidential, (b) promptly halt any offer, sale, trading or transfer of any of the Registrable Securities for the duration of the Blackout Period, and (c) promptly halt any use, publication, dissemination or distribution of each prospectus included within the Registration Statement, and any amendment or supplement thereto by it and any of its affiliates for the duration of the Blackout Period.

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     6.   Lock-Up.  In connection with any Underwritten Public Offering, the
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Holder agrees, if requested, to execute a lock-up letter addressed to the managing underwriter in customary form agreeing not to sell or otherwise dispose of the Registrable Securities owned by the Holder (other than any that may be included in the offering) for a period not exceeding 180 days.

     7.   Delay of Registration.  No Holder shall have any right to obtain or
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seek an injunction restraining or otherwise delaying any registration of the
Registrable Securities as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

     8.   Indemnification by Westower.  In the event of any registration of the
          ---------------------------
Registrable Securities of Westower under the Securities Act, pursuant to the terms of this Agreement, Westower agrees to indemnity and hold harmless the Holder and each other person who participates as an underwriter in the offering or sale of the Registrable Securities against any and all claims, demands, losses, costs, expenses, obligations, liabilities, joint or several, damages, recoveries and deficiencies, including interest, penalties and attorneys' fees (collectively the "Claims"), to which the Holder or any such underwriter may become subject under the Securities Act or otherwise, insofar as the Claims or actions or proceedings, whether commenced or threatened, in respect thereto arise out of or are based on any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which the Holder's Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and Westower will reimburse the Holder and each such underwriter for any legal or other expenses reasonably incurred by them in connection with investigating or defending any Claim or action or proceeding in respect thereto; provided that Westower shall not be liable in any such case to the extent that any Claim or action or proceeding in respect thereof or expense arises out of or is based on an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance on and in conformity with written information furnished to Westower through an instrument duly executed by the Holder specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder or any such underwriter and survive the transfer of the Registrable Securities by the Holder.

     9.   Indemnification by the Holder.  Westower may require, as a condition
          -----------------------------
to including the Registrable Securities in any Registration Statement filed pursuant to this Agreement, that Westower shall have received an undertaking satisfactory to it from the Holder, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Paragraph 8 hereof) Westower, each director and officer of Westower and each other person, if any, who controls Westower within the meaning of the Securities Act, with respect to any statement or alleged statement or alleged statement in or omission or alleged omission from the Registration Statement, any preliminary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance on and in

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conformity with written information furnished to Westower through an instrument duly executed by the Holder specifically stating that it is for use in the preparation of the Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Notwithstanding the foregoing, the maximum liability hereunder which the Holder shall be required to suffer shall be limited to the net proceeds to the Holder from the Registrable Securities sold by the Holder in any such offering. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of Westower or any such director, officer or controlling person and shall survive the transfer of the Registrable Securities by the Holder.

     10.  Notice of Claims.  Promptly after receipt by an indemnified party of
          ----------------
notice of the commencement of any action or proceeding involving a Claim, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Agreement except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnifying party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of a Claim the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of a Claim.

     11.  Indemnification Payments.  The indemnification required by this
          ------------------------
Agreement shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

     12.  Assignment of Registration Rights.  The rights to cause Westower to
          ---------------------------------
register Registrable Securities pursuant to this Agreement may be assigned by the Shareholder to a transferee or assignee of such securities who shall, upon such transfer or assignment, be deemed a Holder under this Agreement; provided that Westower is furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which the Registration Rights are being assigned; provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and that such transferee or assignee is either (a) a member of the immediate family or a trust for the benefit of any Holder that is an individual or (b) a transferee or assignee that after the transfer or assignment holds all of the Registrable Securities.

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     13.  Termination of this Agreement.  This Agreement shall terminate with
          -----------------------------
respect to the Holder when all of the Registrable Securities have been registered as provided herein; provided, however, that the Registration Rights contained herein shall not terminate if the Holder makes a registration request pursuant to this Agreement, which request is currently tolled by reason of one of the clauses (i) through (iii) in Paragraph 2(b), but shall terminate 15 days after notice of the suspension of such tolling shall have been given to the Holder.

     14.  Conflict.  Notwithstanding anything herein contained to the contrary,
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in the event of any conflict between the terms of the Share Exchange Agreement or this Agreement, the terms of the Share Exchange Agreement shall control.

     15.  Attorney's Fees.  In the event that it should become necessary for any
          ---------------
party entitled hereunder to bring suit against any other party to this Agreement for enforcement of the covenants herein contained, the parties hereby covenant and agree that the party who is found to be in violation of said covenants shall also be liable for all reasonable attorney's fees and costs of court incurred by the other parties hereto.

     16.  Benefit.  All the terms and provisions of this Agreement shall be
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binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

     17.  Notices.  Any notice, request, instruction or other document to be
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given hereunder by any party or parties hereto to the other parties will be effective upon receipt by the other parties if given in writing, delivered personally, mailed by registered or certified mail, postage paid, sent by commercial overnight delivery service, fees prepaid, or sent by confirmed facsimile transmission to the following addresses or facsimile transmission numbers:

          (a)  If to Westower, addressed to:

               Mr. Peter Lucas
               Westower Corporation
               7001 N.E. 40th Avenue
               Vancouver, Washington 98661

               Facsimile Transmission Number: 604-576-4855
               Confirmation Number: 604-576-4755

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               With a courtesy copy to:

               Peter S. Sartorius, Esquire
               Morgan, Lewis & Bockius LLP
               2000 One Logan Square
               Philadelphia, Pennsylvania 19103-6993

               Facsimile Transmission Number: 215-963-5299
               Confirmation Number: 215-963-5560

          (b)  If to the Shareholder, addressed to:

               Mr. Tom T. Cunningham
               Standby Services, Inc.
               1818 Kersten
               Houston, Texas 77043

               Facsimile Transmission Number: 713-467-8479
               Confirmation Number: 713-467- 1362

               With a courtesy copy to:

               Larry Hysinger, Esquire
               Hysinger & Pearson
               1100 Louisiana, Suite 3440
               Houston, Texas 77002-5222

               Facsimile Transmission Number: 713-650-0254
               Confirmation Number: 713-650-0255

     Failure to send a courtesy copy of any notice as provided above shall not make the provision of such notice defective. Any party hereto may direct in writing that notices or courtesy copies thereof be sent to other or additional addresses by like notice.

     18.  Construction.  Words of any gender used in this Agreement shall be
          ------------
held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise. In addition, the pronouns used in this Agreement shall be understood and construed to apply whether the party referred to is an individual, partnership, joint venture, corporation or an individual or individuals doing business under a firm or trade name, and the masculine, feminine and neuter pronouns shall each include the other and may be used interchangeably with the same meaning.

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     19.  Waiver.  No course of dealing on the part of any party hereto or its
          ------
agents, or any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Agreement or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder.

     20.  Cumulative Rights.  The rights and remedies of any party under this
          -----------------
Agreement and the instruments executed or to be executed in connection herewith, or any of them, shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

     21.  Invalidity.  In the event any one or more of the provisions contained
          ----------
in this Agreement or in any instrument referred to herein or executed in connection herewith shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the other provisions of this Agreement or any such other instrument.

     22.  Time of the Essence.  Time is of the essence of this Agreement.
          -------------------

     23.  Headings.  The headings used in this Agreement are for convenience and
          --------
reference only and in no way define, limit, simplify or describe the scope or intent of this Agreement, and in no way effect or constitute a part of this Agreement.

     24.  Excusable Delay.  None of the parties hereto shall be obligated to
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perform and none shall be deemed to be in default hereunder, if the performance of a non-monetary obligation is prevented by the occurrence of any of the following, other than as the result of the financial inability of the party obligated to perform: acts of God, strikes, lock-outs, other industrial disturbances, acts of a public enemy, wars or war-like action (whether actual, impending or expected and whether de jure or de facto), arrest or other restraint of governmental (civil or military) blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, hurricanes, storms, floods, washouts, sink holes, civil disturbances, explosions, breakage or accident to equipment or machinery, confiscation or seizure by any government of public authority, nuclear reaction or radiation, radioactive contamination or other causes, whether of the kind herein enumerated, or otherwise, that are not reasonably within the control of the party claiming the right to delay performance on account of such occurrence.

     25.  Multiple Counterparts.  This Agreement may be executed in one or more
          ---------------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     26.  Law Governing.  This Agreement shall be construed and governed by the
          -------------
laws of the State of Washington.

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     27.  Perfection of Title.  The parties hereto shall do all other acts and
          -------------------
things that may be reasonably necessary or proper, fully or more fully, to evidence, complete or perfect this Agreement, and to carry out the intent of this Agreement.

     28.  Entire Agreement.  This instrument, together with all of the other
          ----------------
Authorized Agreements described in the Share Exchange Agreement, contains the entire understanding of the parties and may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.


                                    WESTOWER CORPORATION



                                    By /s/ Calvin J. Payne
                                      ------------------------------------------
                                       Calvin J. Payne, Chairman of the Board



                                    /s/ Tom T. Cunningham
                                    --------------------------------------------
                                    TOM T. CUNNINGHAM

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